UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2013

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd., Suite 300, Newark, California 94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

Depomed, Inc. (the “Company”) held its annual meeting of shareholders on May 15, 2013 to consider and vote on the following proposals: (i) the election of seven directors to hold office until the 2014 Annual Meeting of Shareholders (Proposal 1); (ii) to approve, on an advisory basis, the compensation of the Company’s named executive officers as more completely described in the Proxy Statement dated April 10, 2013 (Proposal 2); and (iii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, as more completely described in the Proxy Statement dated April 10, 2013 (Proposal 3).

Proposal 1:  The shareholders of the Company elected seven directors to serve until the 2014 Annual Meeting of Shareholders and until their successors are elected and qualified.  The votes regarding the election of directors were as follows:

	Shares Voted For	Votes Withheld	Broker Non-Votes

Peter D. Staple	30,672,494	1,277,743	21,396,128
Vicente Anido, Jr., Ph.D.	31,845,285	104,952	21,396,128
G. Steven Burrill	30,630,800	1,319,437	21,396,128
Karen A. Dawes	31,503,743	446,494	21,396,128
Samuel R. Saks, M.D.	31,839,985	110,252	21,396,128
James A. Schoeneck	30,706,130	1,244,107	21,396,128
David B. Zenoff, D.B.A.	30,668,454	1,281,783	21,396,128

Proposal 2:  The shareholders of the Company approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the Proxy Statement dated April 10, 2013:

For	30,280,518
Against	1,602,256
Abstain	67,463
Broker Non-Votes	21,396,128

Proposal 3:  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 with the following votes:

For	53,125,438
Against	185,288
Abstain	35,639

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: May 20, 2013	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel